                                                                   EXHIBIT 10.77

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

                  This Change in Control Severance Agreement (this "Agreement"), dated as of October 10, 2003 (the "Effective Date") is made by and between Peerless Systems Corporation (the "Company") and Howard J. Nellor (the "Executive").

                  WHEREAS, the Executive is currently employed by the Company as Chief Executive Officer and President; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to institute formalized severance arrangements for certain of the executives of the Company, including the Executive.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Executive hereby agree as follows:

Section 1.        Definitions.

                  For purposes of this Agreement, the following capitalized terms have the meanings set forth below:

                  "Cause" shall mean (i) willful and continued failure by the Executive to perform his or her duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or disability), (ii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company, (iii) conviction of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude, (iv) a willful breach by the Executive of his or her fiduciary duty to the Company which results in economic or other injury to the Company, or (v) willful and material breach of the Executive's confidentiality and non-solicitation covenants. The Company shall provide written notice to the Executive of its determination that Cause exists and give the Executive an opportunity to cure such Cause and to have the matter heard by the Board.

                  "Change in Control" shall mean (i) the acquisition by any person, entity or group (other than the Company, its subsidiaries or any employee benefit plan of the Company) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, (ii) a change, during any period of two consecutive years, in a majority or more of the Board, if the new members have not been approved by at least two-thirds of the incumbent Board, (iii) the consummation by the Company of a merger, consolidation, reorganization or business combination of the Company, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity, in each case other than a transaction in which the voting securities of the Company immediately prior thereto continue to represent at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving entity immediately after such transaction, or (iv) a liquidation or dissolution of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Covered Termination" shall mean (i) a termination of the Executive's employment by the Company without Cause, (ii) the Executive's resignation of employment with the Company for Good Reason, or (iii) a termination of employment by reason of the Executive's death or total and permanent disability.

                  "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

                  "Good Reason" shall mean (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, (ii) reduction in the Executive's salary or targeted bonus opportunity, (iii) relocation of the Company's offices at which the Executive is principally employed to a location more than 30 miles from the prior location, (iv) the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement, or (v) the Company's failure to cure a material breach of its obligations under the Agreement. The Executive shall provide the Company written notice of his determination that Good Reason exists and an opportunity to cure any curable event.

                  "Release" shall mean a release substantially in the form attached hereto as Exhibit A.

Section 2.        Term of Agreement.

                  Subject to the provisions for earlier termination hereinafter provided, the term of this Agreement shall commence on the Effective Date and end on the third anniversary of the Effective Date (the "Term Expiration Date"); provided, however, that this Agreement shall be automatically extended for one additional year on the Term Expiration Date and on each subsequent anniversary of the Term Expiration Date, unless either the Executive or the Company elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect.

Section 3.        Date and Notice of Termination.

                  Any termination of the Executive's employment by the Company or by the Executive shall be communicated by a written notice of termination to the other party (the "Notice of Termination"). Where applicable, the Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The date of the Executive's termination of employment with the Company (the "Date of Termination") shall be determined as follows: (i) if the Executive's employment is terminated due to his death or total and permanent disability, thirty (30) days after the Notice of Termination is given and (ii) if the Executive's employment is terminated without Cause or for Good Reason, the date specified in the Notice of Termination (which shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if within thirty (30) days after such Notice of Termination is given, the terminating party receives notice that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Date of Termination shall be the date on which such dispute is finally determined.

Section 4.        Severance Benefits in Connection with a Change in Control.

                  If a Change in Control of the Company occurs during the term of this Agreement, and either (i) there is a Covered Termination of the Executive's employment within eighteen (18) months following the Change in Control or (ii) such Change in Control is consummated (A) with a party with whom the Company has entered into a non-disclosure agreement while the Executive was employed by the Company and (B) within one (1) year following the termination of the Executive's employment by the Company without Cause, then the Company shall provide the Executive with the following payments and benefits:

                  (a) Cash Payments. On the eighth day following delivery by the Executive to the Company of the Release and subject to the Executive's not having revoked the Release, the Company shall pay the Executive, in one lump sum cash payment, (i) the full amount of any earned but unpaid base salary through the Date of Termination at the rate in effect on such date, plus (ii) an amount equal to two (2) times the sum of (I) the Executive's annual base salary as in effect immediately prior to the Date of Termination or the Change in Control, whichever is greater, and (II) his targeted annual bonus for the fiscal year in which the Date of Termination occurs (or in the event that such targeted annual bonus has not been set, the targeted annual bonus for the fiscal year immediately preceding the Date of Termination), and for such purposes, all the performance targets shall be deemed satisfied.

                  (b) Vesting of Stock Options. Notwithstanding the provisions of any applicable equity-compensation plan or award agreement to the contrary, all unvested stock options that are held by the Executive under any annual incentive compensation plan or long-term incentive compensation plan maintained by the Company and that are outstanding as of the Effective Date shall immediately vest and become exercisable in full as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan and award agreement. The vesting of any stock options granted to the Executive by the Company after the Effective Date shall not accelerate but shall vest and become exercisable in accordance with the terms of the applicable plan and award agreement.

                  (c) Health Benefits. For a period of two (2) years following the Date of Termination, the Company shall continue to provide to the Executive and his eligible family members medical and dental insurance benefits substantially similar to those provided to the Executive and his eligible family members immediately prior to the Date of Termination; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medial and dental insurance benefits under another employer's plans, the Company's obligations under this Section 4(c) shall be reduced to the extent comparable benefits are actually received by the Executive, and the Executive shall report to the Company any such benefits actually received. At the termination of the benefits coverage under the preceding sentence, the Executive and his eligible family members shall, at the Executive's own expense, be entitled to continuation coverage ("COBRA Coverage") pursuant to Section 4980B of the Code, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws; provided, however, that the period of the Executive's benefits coverage under the first sentence shall be offset against the period during which the Executive would be entitled to such COBRA Coverage.

Section 5.        Section 280G Parachute Payment Taxes.

                  (a) If any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (a "Payment") would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Payments shall be reduced to the extent necessary so that no portion of the Payments shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit to the Executive shall exceed the net after-tax benefit to the Executive if no reduction was made.

                  (b) All determinations required to be made under Section 5(a), including whether a reduction of any Payment is required and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent certified public accountants serving immediately prior to the Change in Control, or such other nationally recognized accounting firm as may be agreed by the Company and the Executive (the "Accounting Firm"); provided, that the Accounting Firm's determination shall be made based upon "substantial authority" within the meaning of Section 6662 of the Code. Any determination by the Accounting Firm hereunder shall be binding upon the Company and the Executive.

Section 6.        Release.

                  The Executive acknowledges and agrees that the Executive's right to receive payments and benefits under this Agreement is contingent on the Executive's compliance with the covenants set forth in this Agreement and the Executive's execution and acceptance of the terms and conditions of, and the effectiveness of the Release. If the Executive fails to comply with the covenants set forth in this Agreement or if the Executive fails to execute the Release or revokes the Release, then the Executive shall not be entitled to any payments or benefits under this Agreement.

Section 7.        Confidential Information and Non-Solicitation.

                  (a) The Executive acknowledges that in the course of his employment within the Company, he has acquired non-public privileged, secret or confidential information, knowledge or data relating to the Company and its business. During the term of his employment and for the two (2) year period immediately following the Date of Termination, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.

                  (b) While employed by the Company and, for two (2) years after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with the Company to terminate their employment, agency, or other relationship with the Company or transfer their business from the Company and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

                  (c) In recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 7(a) and (b) of this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

Section 8.        Miscellaneous.

                  (a) At-Will Employment. Nothing contained in this Agreement shall (i) confer upon the Executive any right to continue in the employ of the Company, (ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the at-will nature of the Executive's employment with the Company.

                  (b) Dispute Resolution. Except as set forth in Section 7(c) above, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay to the Executive all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Executive in connection with any dispute arising out of or relating to this Agreement or the interpretation thereof if the Executive prevails on the principal material issues which are in dispute.

                  (c)      Indemnification; Directors' and Officers' Insurance.

                           (i)      The Executive shall have the benefit of
indemnification to the fullest extent permitted by applicable law, which indemnification shall continue after the termination of this Agreement for such period as may be necessary to continue to indemnify Executive for his acts during the term hereof to the fullest extent permitted by applicable law.

                           (ii)     The Company shall provide, or cause any
person or entity that may acquire the Company or substantially all of its assets (the "Surviving Company") to provide the Executive, for a period of not less than six (6) years after the date of the Executive's termination of employment with the Company or the Surviving Company, as the case may be, with directors' and officers' insurance coverage (including, without limitation, by arranging for run-off coverage, if necessary) that provides coverage for events occurring at any time that the Executive was an officer or director of the Company or the Surviving Company (the "D&O Insurance");

such D&O Insurance shall not be materially less favorable than the Company's D&O Insurance as in effect on the date of this Agreement or, if such insurance coverage is not available, the most advantageous D&O Insurance obtainable for a total premium which is not in excess of 200% of the annual premium currently paid by the Company for its D&O Insurance.

                  (d)      No Mitigation or Offset.

                           (i)      Except as otherwise provided in this
Agreement, the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by the Executive as the result of employment by another employer.

                           (ii)     The Company's obligation to make the
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim.

                  (e) Assumption by Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, whether pursuant to a Change in Control or otherwise, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

                  (f) Whole Agreement. This Agreement, including all attachments and documents incorporated by reference herein, constitutes the entire understanding between the parties in respect of the subject matter contained herein, superseding all prior agreements, written or oral, concerning said employment and no representations or statements not incorporated or referred to in this Agreement shall be binding on either party. This Agreement may not be amended except in writing by the parties hereto.

                  (g) Choice of Law. All questions concerning the construction, validation and interpretation of this Agreement shall be governed by the law of the State of California without regard to its conflict of laws provision.

                  (h) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (k) No Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  The parties have duly executed this Agreement to be effective as of the date first written above.

PEERLESS SYSTEMS CORPORATION                     EXECUTIVE

By:
Name:  Robert G. Barrett                         Name: Howard J. Nellor
Title: Director                                  Address:6690 Vista Del Mar #1
                                                         Playa del Rey, CA 90293

                                    EXHIBIT A

                                 GENERAL RELEASE

                  For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, on behalf of himself and his estate, heirs, personal representatives, successors and assigns, does hereby expressly waive, release and forever discharge Peerless Systems Corporation., all of its direct and indirect parents, subsidiaries, related entities, predecessors, partners, associates, affiliates, successors, heirs, assigns, agents, managers, owners, stockholders, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, (collectively, the "Releasees"), or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any kind and nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent (hereinafter called "Claims") (including, without limitation, any claims for wages, severance pay, bonuses or other incentive compensation, stock options or employment benefits), which the undersigned now has or at any time may have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees' right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Age Discrimination In Employment Act, as amended, the Equal Pay Act, as amended, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Fair Labor Standards Act, as amended, the Employee Retirement Income Security Act, the California Fair Employment and Housing Act and/or any other federal, state, municipal or local law (statutory or decisional), regulation or ordinance, or any other legal limitation on the employment relationship.

                  THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                  IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

                  (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

                  (B) HE HAS BEEN PROVIDED TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

                  (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

                  The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

                  The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys' fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

                  IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of October 2003.

                                    __________________________________
                                    Howard J. Nellor

                                        8